UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2012, MMRGlobal, Inc. (the "Company"), our subsidiary MyMedicalRecords, Inc. ("MMR"), and The RHL Group, Inc. ("The RHL Group"), a California corporation, entered into that certain Sixth Amended and Restated Promissory Note (the "Amended Note"), effective as of April 29, 2012. The Amended Note amends and restates that certain Fifth Amended and Restated Promissory Note entered into between the foregoing parties, effective April 29, 2011 (the "Existing Note") and together with its predecessor notes and the Amended Note, (the "Credit Facility"), by extending the maturity date of the Existing Note for one year to April 29, 2013. The Amended Note does not materially alter the terms of the Existing Note other than for the fact that there were no loan origination fees charged by The RHL Group on this renewal.

The RHL Group is a significant stockholder of our Company and is wholly-owned by Robert H. Lorsch, Chairman, Chief Executive Officer and President of the Company and of MMR. Historically, the Existing Note(s) have, over time, increased the maximum amount of MMR's obligations in earlier notes from $100,000 to $1,000,000 to $3,000,000. The maximum amount of the Amended Note remains at $3,000,000. The Amended Note continues to bear interest at the lesser of 10% or the highest rate then permitted by law, and is secured (similar to the Existing Note) by a Security Agreement, which has been in effect since July 31, 2007, and has been renewed and amended from time to time in connection with the amendments and renewals of the Credit Facility. The Amended Note has a balance of $1,426,100, and a total Unpaid Balance, which includes guarantees and unpaid consulting fees, of $2,301,100. In connection with the Amended Note, the Company has issued The RHL Group a warrant to purchase 2,852,200 shares of the Company common stock at $0.02 per share.

The foregoing description of the Amended Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Note and Subscription Agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 10-Q for the quarter ended March 30, 2012, filed with the Securities and Exchange Commission on May 15, 2012, involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends:

On various dates between May 5, 2012 and June 25, 2012, we entered into eleven different Convertible Promissory Notes with eleven different unrelated third-parties for principal amounts totaling $215,000. The Notes bear interest at a rate of 6% per annum payable in cash or shares of common stock or a combination of cash and shares of common stock. The decision whether to pay in cash, shares of common stock or combination of both shall be at our sole discretion. At any time from and after the earliest to occur of (i) the approval of the stockholder's of the Company of the increase in the authorized shares of the Company's common stock from 650,000,000 to 950,000,000; or (ii) the availability of sufficient unreserved shares, the Company shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. If the Company were to elect to convert such Notes, a total of 10,750,000 shares would be issued upon conversion.

On June 22, 2012, we granted a total of 6,250,000 shares of common stock at $0.02 per share as an incentive to eight employees and three consultants for past and future services rendered. All shares vest on January 22, 2013 and are forfeitable before such time.

On June 22, 2012, we granted a total of 19,884,775 shares of common stock to four board members, two employees and two consultants in exchange for a reduction in accounts payable in the amount of $397,696 in total. All shares vest on January 22, 2013 and are restricted before such time.

On June 22, 2012, we granted 2,852,200 warrants to purchase shares of our common stock to The RHL Group in connection with the renewal of the Sixth Amended and Restated Line of Credit Note. This warrant has an exercise price of $0.02 per share, with a contractual life through June 26, 2017, vests at commencement and has an aggregate value of $57,044, which will be recorded as interest expense.

We generally used the proceeds of the foregoing sales of securities for repayment of indebtedness, working capital and other general corporate purposes.

Item 5.07 Voting Results

MMRGlobal, Inc. (the "Company") held its 2012 annual meeting of stockholders (the "Annual Meeting") on Wednesday, June 20, 2012, at the Beverly Wilshire, a Four Seasons Hotel, located at 9500 Wilshire Boulevard, Beverly Hills, California. At the Annual Meeting, the Company's stockholders: (a) elected Mike Finley and Bernard Stolar to serve on the Company's Board of Directors as Class III directors for a term of three years expiring upon the Company's 2015 annual meeting of stockholders or until each of their respective successors are duly elected and qualified; (b) ratified the appointment of Rose Snyder & Jacobs as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; (c) amended the Company's Amended and Restated Certificate of Incorporation, as amended as of the date of the Annual Meeting, to increase the authorized number of shares of the Company's common stock from 650 million shares to 950 million shares; and (d) approved the adoption of the MMRGlobal, Inc. 2011 Equity Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards.

As of April 23, 2012, the record date for the Annual Meeting, the Company had 374,009,083 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 266,046,214 shares of the Company's common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal 1: Election of two Class III directors to serve on the Company's Board of Directors for a term of three years expiring upon the Company's 2015 annual meeting of stockholders or until each of their respective successors are duly elected and qualified.

Class III Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mike Finley	134,948,313	16,269,846	114,828,055
Bernard Stolar	134,781,464	16,436,695	114,828,055

Proposal 2: Ratification of the appointment of Rose Snyder & Jacobs as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
265,691,408	228,576	126,230	--

Proposal 3: Amendment of the Company's Amended and Restated Certificate of Incorporation, as amended to date, to increase the authorized number of shares of the Company's Common Stock from 650 million shares to 950 million shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
243,643,122	19,647,331	2,755,761	--

Proposal 4: Approval of the adoption of the MMRGlobal, Inc. 2011 Equity Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
148,016,501	1,426,803	1,774,855	114,828,055

Item 8.01 Other Events.

At a meeting of the Board of Directors of the Company (the "Board") held shortly after the Annual Meeting, the Board approved a plan that allows certain directors, officers and consultants of the Company (the "Holders") to exchange outstanding debt, expenses and fees owed by the Company to the Holders (the "Debt") for shares of the Company's Common Stock (the "Common Stock") at a price per share of $0.02, or approximately 154% of the $0.013 closing price of the Common Stock on the date of the Annual Meeting (the "Exchange"). Upon completion of the Exchange, the Holders will have forgiven an aggregate total Debt of $397,696 owed by the Company and the Company will have issued an aggregate of 19,884,775 shares of Common Stock to the Holders. All of the foregoing shares are restricted until January 22, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
June 26, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer